SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                 ______________

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                 ______________

                             SAC TECHNOLOGIES, INC.
             (Exact name of registrant as specified in its charter)

             MINNESOTA                              41-1741861
     (State of incorporation)          (I.R.S. Employer Identification No.)

                        4444 WEST 76TH STREET, SUITE 600
                             EDINA, MINNESOTA 55435
              (Address of Principal Executive Offices and Zip Code)

                             SAC TECHNOLOGIES, INC.
                             1996 STOCK OPTION PLAN
                            (Full title of the plan)

                                 Barry M. Wendt
                             Chief Executive Officer
                        4444 West 76th Street, Suite 600
                             Edina, Minnesota 55435
                            Telephone (612) 835-7080
                      (Name, address, and telephone number,
                   including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE

===================================================================================================
                                                  PROPOSED           PROPOSED
                                                  MAXIMUM            MAXIMUM            AMOUNT OF
 TITLE OF SECURITIES        AMOUNT TO BE       OFFERING PRICE        AGGREGATE         REGISTRATION
  TO BE REGISTERED          REGISTERED(1)       PER SHARE(2)     OFFERING PRICE(2)          FEE
---------------------------------------------------------------------------------------------------
Common Stock               750,000 shares         $10.75           $8,062,500.00        $2,443.18
($.01 par value)
---------------------------------------------------------------------------------------------------

(1) Includes shares authorized by the board of directors pursuant to the Plan to adjust for the Company's stock split in July of 1997. These shall be reserved for issuance upon exercise of options that have been or may be granted under the Plan, giving SAC Technologies, Inc. a total of 750,000 shares reserved for issuance upon exercise of options under the Plan. Pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement




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         also covers an indeterminate number of shares which may be offered or sold pursuant to the Plan as a result of the operation of the provisions of the Plan intended to prevent dilution in the event of stock splits, consolidations or similar changes in capital stock.

(2) Estimated solely for purposes of computing the registration fee. In accordance with Rule 457(c) and (h)(1), the price used is the average of the high and low prices of the Common Stock as traded on the Nasdaq SmallCap Market on October 1, 1997.



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                                     PART I
              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

         Pursuant to Rule 428(b)(1) under the Securities Act of 1933, as amended, the document containing the information specified in Part I of Form S-8 will be distributed to persons who receive grants under the 1996 Stock Option Plan (the "Plan"). That disclosure document constitutes a Section 10(a) prospectus and is incorporated by reference in this Registration Statement, but is not being filed with the Commission either as part of this Registration Statement or as a prospectus or prospectus supplement.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

         The following documents previously filed with the Securities and Exchange Commission (the "Commission") by SAC Technologies, Inc. (the "Company") are incorporated in this Registration Statement by reference:

(1) The Company's Annual Report on Form 10-KSB (File No. 333-16451) for the year ended December 31, 1996;

(2) The Company's Quarterly Reports on Form 10-QSB (File No. 333-16451) for the three and six month periods ending March 31, 1997 and June 30, 1997 (File No. 333-16451);

(3) All other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 ("Exchange Act") since December 31, 1996;

(4) The description of the Company's Common Stock, par value $.01 per share, contained in the Company's Registration Statement on Form SB-2 (File No. 333-16451).

         All documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES

         The Company's Common Stock is registered under Section 12 of the Exchange Act.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

         Stephen E. Smith, legal counsel for the Company, is a shareholder in Doherty, Rumble & Butler Professional Association which has provided an opinion as to the legality of the securities



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being registered hereby. Mr. Smith holds 1,500 shares of the Company's Common
Stock that are subject to restrictions on transferability and options for 25,000 shares of the Company's Common Stock with an exercise price of $2.25 per share.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Section 302A.521 of the Minnesota Business Corporations Act ("MBCA") grants each corporation organized thereunder, such as the Company, the power to indemnify its directors and officers against liability for certain of their acts. Section 302A.111 of the MBCA permits a provision in the articles of incorporation of each corporation organized thereunder eliminating or limiting, with certain exceptions, the personal liability of a director to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director. The Company's articles of incorporation contain such a provision. The foregoing statements are subject to the detailed provisions of Sections 302A.521 and 302A.111 of the MBCA.

         Article IV of the Company's Bylaws provides that the Company shall be authorized, to the fullest extent permitted by Section 302A.521 of the MBCA, as it may be amended, to indemnify any person against expenses and liabilities arising by reason of the fact that the person is or was a director, officer, employee, or agent of the Company, or is or was serving at the request of the Company, as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The Company maintains directors' and officers' liability insurance with a policy limit of $2,000,000.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

         Not applicable.

ITEM 8.  EXHIBITS

Exhibit No.            Description
-----------            -----------
3.1                    Articles of Incorporation

5.1                    Opinion and Consent of Counsel

23.1                   Consent of Divine, Scherzer & Brody, Ltd.

23.3                   Consent of Counsel (Contained in exhibit 5.1)

24 Power of Attorney (included in the signature page to this Registration Statement)

28.1 SAC Technologies, Inc. 1996 Stock Option Plan (incorporated by reference to Exhibit 10.1 of the Company's Registration Statement on Form SB-2 (File No. 333-16451)

ITEM 9.  UNDERTAKINGS

(a)      The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
                  Statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
         Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the



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         foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other then the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Minneapolis, State of Minnesota, on October 2, 1997.

                                        SAC TECHNOLOGIES, INC.
                                           REGISTRANT


                                        By /s/ Barry M. Wendt
                                           -------------------------------------
                                           Name: Barry M. Wendt
                                           Title: Chief Executive Officer


                                POWER OF ATTORNEY

         KNOW ALL BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Barry M. Wendt, his true and lawful attorney-in-fact and agents, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same with all exhibits thereto, and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitutes, may lawfully do or cause to be done by virtue thereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on October 2, 1997:

/s/ Barry M. Wendt
-------------------------------         Chief Executive Officer and Director
Barry M. Wendt                          (PRINCIPAL EXECUTIVE OFFICER)

/s/ Gary E. Wendt
-------------------------------         Chief Financial Officer and Director
Gary E. Wendt                           (PRINCIPAL FINANCIAL OFFICER)

/s/ Richard T. Fiskum
-------------------------------         Director
Richard T. Fiskum

/s/ Benedict A. Wittig
-------------------------------         Director
Benedict A. Wittig